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                                                                    Exhibit 5(a)

                       SQUIRE, SANDERS & DEMPSEY L.L.P.
                                4900 KEY TOWER
                              127 PUBLIC SQUARE
                          CLEVELAND, OHIO 44114-1304

                                 July 7, 1997

Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115

Re: Registration Statement No. 333-27801 on Form S-4 covering a Maximum of
    2,300,000 Shares of Common Stock of Applied Industrial Technologies, Inc.

Ladies and Gentlemen:

    We are delivering this opinion in connection with the Registration Statement No. 333-27801 on Form S-4 (the "Registration Statement") of
Applied Industrial Technologies, Inc. (the "Company") originally filed May 23, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 2,300,000 shares (the "Shares") of common stock, without par value, of the Company to be issued in connection with the merger of INVETECH Company ("Invetech") with and into a subsidiary of the Company ("Merger Sub") pursuant to the Plan and Agreement of Merger, dated April 29, 1997, among the Company, Invetech and Merger Sub (the "Merger Agreement").

    In rendering this opinion, we have reviewed the Amended and Restated Articles of Incorporation of the Company, resolutions by the Company's Board of Directors, the Registration Statement and such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and have made such investigation of law as we deemed necessary in order to render the opinion hereinafter set forth.

    Based upon the foregoing, it is our opinion that the Shares will, upon their issuance and sale in accordance with the Registration Statement, be duly authorized and vadidly issued, fully paid and non-assessable under the Ohio General Corporation Law as in effect on this date.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Respectfully submitted,

                                       Squire, Sanders & Dempsey L.L.P.